UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Development, Commercialization and Supply Agreement with Pfizer, Inc.

On December 17, 2008, Auxilium Pharmaceuticals, Inc. (“Auxilium”), Auxilium International Holdings, Inc., a wholly owned subsidiary of Auxilium, and Pfizer Inc. (“Pfizer”) (collectively, the “Parties”, and each individually, a “Party”) entered into a Development, Commercialization and Supply Agreement (the “Agreement”). Under the Agreement, Pfizer was granted the right to develop and commercialize Auxilium’s pharmaceutical product XIAFLEXTM (clostridial collagenase for injection) (the “Product”) for the treatment of Peyronie’s disease and Dupuytren’s contracture (the “Field”) in the 27 member countries of the European Union (as it exists as of the date hereof), Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Croatia, Georgia, Kazakhstan, Kirghiz Republic, Macedonia, Moldova, Montenegro, Serbia, Tajikistan, Uzbekistan, Turkey, Iceland, Switzerland and Norway (the “Territory”).

A summary of certain terms of the Agreement is set forth below.

Upfront, Milestone and Commercialization Payments:

•	Pfizer will pay Auxilium an upfront payment of $75 million within five (5) business days of the date of the Agreement.

•

In addition to the $75 million upfront payment, Pfizer may make up to $410 million in potential payments to Auxilium upon the achievement of certain specified regulatory and commercial milestones for the Product (on an indication-by-indication basis or for the Product as a whole, as the case may be).

•

Subject to the requirement to make certain specified minimum commercialization payments, Pfizer will make commercialization payments to Auxilium based on a percentage of the aggregate annual net sales of the Product in the Territory on a quarterly basis. The percentage of Pfizer’s aggregate annual net sales to be paid to Auxilium increases in accordance with the achievement of specified thresholds of aggregate annual net sales of the Product in the Territory and decreases if a generic to the Product or a pharmaceutical product containing the same active ingredient as the Product is marketed in the Territory and the market share of such products exceed a specified threshold.

•

The amount of commercialization payments owned by Pfizer to Auxilium will be reduced upon the occurrence of a supply shortage as discussed below under the heading “Manufacturing rights/supply obligations”.

Term of the Agreement:

•

Subject to each Party’s termination rights, the term of the Agreement extends on a country-by-country and Product-by-Product basis from the date of the Agreement until the latest of (i) the date on which the Product is no longer covered by a valid patent or patent application in such country, (ii) the 15th anniversary of the first commercial sale by Pfizer of the Product in a given country after the receipt of required regulatory approvals and (iii) a generic entry or competitive product containing the same active ingredient with respect to the Product in such country (the “Term”).

Licenses/Intellectual Property:

•

Auxilium grants Pfizer, during the term of the Agreement, a license, with the right to sublicense, under certain of Auxilium’s intellectual property rights in the Territory to (i) co-exclusively, with Auxilium and its affiliates, develop the Product in the Territory and, (ii) exclusively, and subject to payment, commercialize the Product and use the trademark and trade dress associated with the Product in the Territory.

Manufacturing rights/supply obligations:

•

Pfizer will obtain the Product exclusively from Auxilium. The consideration payable by Pfizer to Auxilium for the supply of the Product for commercial sale is included in the commercial payment discussed above under the heading “Upfront, Milestone and Commercial Payments”.

•

In the event that Auxilium is unable to supply 75% of the amount of the Product ordered by Pfizer, then Pfizer’s commercialization payments will be reduced by 25% during the pendency of such shortage. In the event that Auxilium is unable to supply 67% of the amount of the Product ordered by Pfizer for a period of eight consecutive months, then (i) the 25% reduction of commercialization payments will continue and (ii) Pfizer will have the option, subject to certain specified exceptions, to engage a third party to manufacture the Product. Auxilium will have the right to re-establish supplying the Product if Auxilium can demonstrate, to Pfizer’s satisfaction, that it can meet Pfizer’s requirements for the Product and if Auxilium indemnifies Pfizer for any expenses associated with any third party manufacturer engaged by Pfizer.

•

Pfizer will also have the right to engage a third party to manufacture the Product in the event that Pfizer is making commercialization payments based on the minimum commercialization payments discussed above under the heading “Upfront, Milestone and Commercial Payments”.

Future indications in the Territory:

•

If Auxilium desires to develop or commercialize the Product in an indication outside of the Field in the Territory, then Pfizer shall have a right of negotiation with respect to such indication in the Territory.

•

If Pfizer does not desire to develop or commercialize the Product for such new indication, Auxilium may do so, provided that Auxilium is able to sufficiently differentiate, to Pfizer’s satisfaction, the Product for such indication such that it is not susceptible to use in the Field. The Agreement provides certain agreed-upon formulations that are deemed sufficiently differentiated.

Sharing of development/regulatory/commercialization costs:

•

Development costs will be borne by the Party incurring such costs; provided, that the Parties will share development costs associated with activities solely associated with obtaining Product Approval in the Territory.

•

Pfizer will be responsible for regulatory costs associated with Product Approval in the Territory, with Auxilium paying up to $2.5 million with respect to such regulatory costs related to Dupuytren’s contracture.

•	Pfizer is solely responsible for costs associated with commercializing the Product in the Territory.

Development/regulatory/commercialization responsibilities:

•

Auxilium is primarily responsible for development activities prior to granting of Product Approval, and Pfizer is primarily responsible for development activities in Territory thereafter. All development activities will be undertaken pursuant to a defined plan.

•	Pfizer is responsible for preparation of regulatory materials necessary for obtaining and maintaining regulatory approvals.

•	Pfizer is solely responsible for commercializing the Product in the Territory during the term of the Agreement subject to a defined plan.

•	Auxilium controls Product development at all times outside of the Territory.

Right to terminate agreement/license and effect of termination:

•	Either Party may terminate the Agreement as a result of the other Party’s breach or bankruptcy.

•

Pfizer may terminate the Agreement at will; provided that, during a specified period, such termination right is subject to the occurrence of certain specified events relating to the product, product development and regulatory approval.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Agreement. Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and the version of the Agreement attached as Exhibit 10.1 hereto pursuant to a Confidential Treatment Request that Auxilium filed with the Securities and Exchange Commission at the time of the filing this Current Report on Form 8-K.

Amended and Restated Development and License Agreement with BioSpecifics Technologies Corp.

As previously reported, on June 3, 2004, Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a development and license agreement with BioSpecifics Technologies Corp. (“BioSpecifics”) and amended the agreement on May 10, 2005 and December 15, 2005 (the “BioSpecifics Agreement”) pursuant to which Auxilium was granted exclusive worldwide rights to develop, market and sell certain products containing BioSpecifics’ enzyme, which Auxilium refers to as XIAFLEX, other than dermal formulations labeled for topical administration, and also was granted an exclusive option to license additional indications. Auxilium’s current rights cover the indications of Dupuytren’s contracture, Peyronie’s disease and Frozen Shoulder syndrome and Auxilium was granted an exclusive option to license additional indications.

On December 11, 2008, Auxilium and BioSpecifics entered into an Amended and Restated Development and License Agreement (the “Amended and Restated Agreement”). The Amended and Restated Agreement became effective on December 17, 2008 upon the execution and effectiveness of the Development, Commercialization and Supply Agreement, dated December 17, 2008 (the “Pfizer Agreement”), between Auxilium, Auxilium International Holdings, Inc., a wholly owned subsidiary of Auxilium, and Pfizer, Inc. (“Pfizer”). Pursuant to the Amended and Restated Agreement, BioSpecifics will receive 8.5% of the sublicense income that Auxilium receives from Pfizer pursuant to the Pfizer Agreement. If BioSpecifics exercises its supply option, commencing on a specified date, BioSpecifics will be responsible for supplying either by itself or through a third party other than a back-up supplier qualified by us, a specified portion of the commercial supply of the product required outside Pfizer’s Territory.

The foregoing is a summary description of certain terms of the Amended and Restated Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Amended and Restated Agreement. Certain terms of the Amended and Restated Agreement have been omitted from this Current Report on Form 8-K and the version of the Agreement attached as Exhibit 10.2 hereto pursuant to a Confidential Treatment Request that Auxilium filed with the Securities and Exchange Commission at the time of the filing this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 17, 2008, Auxilium Pharmaceuticals, Inc. and Pfizer, Inc. issued a joint press release announcing that they have entered into a strategic alliance for the development, commercialization and supply of XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, late-stage biologic for the treatment of Dupuytren’s contracture and Peyronie’s disease. Under the terms of the agreement, Pfizer will receive exclusive rights to commercialize XIAFLEX in the 27 member countries of the European Union (EU) and 19 other European and Eurasian countries.

Auxilium will hold a conference call on Thursday, December 18, 2008 at 8:00 a.m. EST, to discuss the partnership. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until January 17, 2009.

Conference call details:
Date:	Thursday, December 18, 2008
Time:	8:00 a.m. EST
Dial-in (U.S.):	866-362-4820
Dial-in (International):	617-597-5345
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	49496900

A copy of the press release announcing the execution of the XIAFLEXTM Development, Commercialization and Supply Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibit
10.1	Development, Commercialization and Supply Agreement, by and among Auxilium Pharmaceuticals, Inc. and Auxilium International Holdings, Inc. and Pfizer, Inc. dated December 17, 2008.

10.2	Amended and Restated Development and License Agreement, dated December 11, 2008, between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

99.1*	Joint press release, dated December 17, 2008, issued by Auxilium Pharmaceuticals, Inc. and Pfizer, Inc.

*	Exhibit 99.1 is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed” under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 18, 2008	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Development, Commercialization and Supply Agreement, by and among Auxilium Pharmaceuticals, Inc. and Auxilium International Holdings, Inc. and Pfizer, Inc. dated December 17, 2008.

10.2	Amended and Restated Development and License Agreement, dated December 11, 2008, between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

99.1*	Joint press release, dated December 17, 2008, issued by Auxilium Pharmaceuticals, Inc. and Pfizer, Inc.

*	Exhibit 99.1 is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed” under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.